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                                  EXHIBIT 23.1


Consent of Independent Public Accountants


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-19541 and 333-39361) and Form S-3 (File No. 333-31863) of Personnel Group of America, Inc. of our report dated February 2, 2000, except for Note 11 and Note 18, for which the date is March 10, 2000, relating to the financial statements, which appears in the Annual Report to Shareholders, which is included as Exhibit 13.1 in this annual report on Form 10-K.




                                                PricewaterhouseCoopers LLP


Charlotte, North Carolina
March 29, 2000